Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of FaxSav Incorporated on Form S-8 (File No. 333-17293) of our report dated February 4, 1998 on our audits of the financial statements and financial statement schedule of FaxSav Incorporated (formerly Digitran Corporation) as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.
Parsippany, New Jersey
March 30, 1998